Exhibit 99.1

NEWS RELEASE

1500 West University Parkway, Sarasota, FL 34243  •  (941) 362-1200

FOR IMMEDIATE RELEASE

Sun Hydraulics Reports First Quarter 2017 Results

•	Sales of $81.4 million, up 59%; EPS of $0.38 per share, up 24%
•	Operating income grew 33% to $15.8 million
•	Integration of Enovation Controls on plan
•	Strong cash flow enabled repayment of $16 million of debt
•	Reconfirming 2017 expectations

Sarasota, FL, May 8, 2017 — Sun Hydraulics Corporation (NASDAQ: SNHY) (“Sun” or the “Company”), a global industrial technology leader that develops and manufactures solutions for both the hydraulics and electronics markets, today reported financial results for the first quarter of 2017.  The results include Enovation Controls since its acquisition on December 5, 2016 (the “Acquisition”).

Wolfgang Dangel, Sun's President and Chief Executive Officer, commented, "This is an exciting time for the entire Sun organization, reporting a solid start to 2017.  With sales up 59% driven by organic as well as acquisition growth, we grew our EBITDA by 58%.  Additionally, Enovation Controls was approximately $0.04 accretive to GAAP EPS in this first full quarter since closing on the acquisition, net of incremental amortization of $0.10 and incremental interest expense of $0.02.”

He added, “Importantly, the integration of the Enovation Controls acquisition is progressing very well.  Phase 1 has us focusing on four key areas in 2017:

•	Achieve 2017 forecast
•	Exchange market intelligence within global sales, engineering and purchasing groups
•	Compile concrete path for attainment of planned revenue and cost synergies
•	Exchange technology know-how for joint product development

Our teams are actively working on all of these initiatives.  We are especially proud of the execution exhibited by the Enovation Controls team, while realizing 36% sales growth over the pre-acquisition 2016 first quarter.”

First Quarter 2017 Results

($ in millions, except per share data)	Q1 2017	Q1 2016	Change	% Change
Net sales	$81.4	$51.0	$30.4	59%
Gross profit	$32.8	$19.5	$13.3	68%
Gross margin	40.3%	38.3%
Operating income	$15.8	$11.9	$3.9	33%
Operating margin	19.4%	23.3%
Net income	$10.2	$8.2	$2.0	24%
Diluted EPS	$0.38	$0.31	$0.07	24%

The 2017 quarter included $26.6 million of Enovation Controls’ sales, while the core business’s sales grew 7%.  On a consolidated basis, sales in each of the Company’s geographic regions increased considerably, with the Americas, Europe/Middle East/Africa (“EMEA”) and Asia Pacific (“APAC”) comprising 58%, 25% and 17% of consolidated sales, respectively.  Excluding the Acquisition, sales growth was realized in all regions, with APAC and EMEA showing particular strength growing 16% and 9%, respectively.  Additionally, improvement was realized across all end markets, particularly the oil & gas and construction machinery sectors.  Foreign currency translation unfavorably impacted sales by approximately $1.0 million.

Gross profit improvement reflects leverage realized on incremental sales volume as well as the financial benefits of the cost reduction initiatives enacted during 2016, partially offset by
$1.8 million of amortization of acquisition-related inventory step-up.  That amortization is now complete.

Selling, engineering and administrative expense (“SEA”) included approximately $650,000 of CEO transition costs and professional fees that are not expected to recur going forward.

Operating income expanded 33% on the growth in sales and gross profit, but was partially offset by $2.3 million of amortization of intangible assets, the majority of which resulted from the Acquisition, as well as amortization of acquisition-related inventory step-up of $1.8 million noted above.  Excluding amortization from both periods, operating income would have grown 65%.

A $1.0 million change in interest expense (income), net, reflects the interest on incremental debt to fund the Acquisition as well as the impact of lower investments.

EBITDA

($ in millions)	Q1 2017	Q1 2016	Change	% Change
EBITDA	$22.6	$14.4	$8.2	58%
EBITDA margin	27.8%	28.1%

First quarter 2017 EBITDA (consolidated net income before net interest expense/income, income taxes, and depreciation and amortization) benefited from higher gross profit, partially offset by incremental SEA expenses.

Sun believes that, when used in conjunction with measures prepared in accordance with GAAP, EBITDA and EBITDA margin (EBITDA as a percentage of sales), which are non-GAAP measures, help in the understanding of its operating performance.  See the attached tables for additional important disclosures regarding Sun’s use of EBITDA and EBITDA margin as well as a reconciliation of net income to EBITDA.

Balance Sheet and Cash Flow Review

Total debt decreased to $124 million at April 1, 2017, compared with $140 million at the end of 2016, reflecting repayment of debt incurred to fund the Acquisition.  The Company had
$176 million of available capacity under its revolving credit facility at April 1, 2017.

Tricia L. Fulton, Sun’s Chief Financial Officer, noted, “We are pleased with the strong cash flows exhibited by our core Sun business as well as the Enovation Controls business, contributing to our repayment of $16 million of acquisition debt during the quarter.  We structured our credit facility to allow us to pay down our borrowings without penalty, given the strong cash flow profile anticipated of the combined organization.”

Cash and cash equivalents at April 1, 2017 were $70.4 million, compared with $74.2 million at the end of 2016.  Short-term investments were $4.7 million and $6.8 million at April 1, 2017 and the end of 2016, respectively.

Cash provided by operations increased to $12.4 million in the first quarter of 2017 compared with $10.5 million in the prior-year first quarter, exhibiting the strong cash flow profile of the newly combined organization.  Capital expenditures were approximately $758,000 and $999,000 for the first quarters of 2017 and 2016, respectively.

2017 Outlook and Guidance

Mr. Dangel stated, “We continue to experience favorable economic conditions globally, driving growing demand for products and services in both our Hydraulics and Electronics segments.  The trends are quite positive across all of our end markets and geographic regions.  We are on track to meet our full year expectations, recognizing that our first half of the year is typically stronger than our second half.”

The Company reconfirmed its expectations for 2017:

•

Consolidated revenue is expected to be between $295 million and $310 million, with the Hydraulics segment contributing between $205 million and $215 million and the Electronics segment contributing between $90 million and $95 million

•	Consolidated operating margin is expected to be between 20% and 22% for the year, before acquisition-related amortization expense
•	Consolidated interest expense is expected to be between $4.2 million and $4.7 million, before considering the offsetting interest income
•	The full year effective tax rate is anticipated to be between 32% and 34%
•	Capital expenditures are estimated at $8 million to $10 million
•	Depreciation is estimated between $12 million and $13 million
•	Amortization is estimated between $8 million and $9 million

Mr. Dangel concluded, “The positive momentum we are experiencing within our organization and marketplaces indicates that we are progressing well toward achievement of our 2025 Vision, the goals of which are $1 billion in sales, superior profitability and financial strength.”

Webcast

The Company will host a conference call and webcast tomorrow morning at 9:00 a.m. Eastern Time to review its financial and operating results, and discuss its corporate strategies and outlook.  A question-and-answer session will follow.

The conference call can be accessed by calling (201) 689-8573.  The audio webcast can be monitored at www.sunhydraulics.com.  Participants will have the ability to ask questions on either the teleconference call or the webcast.

A telephonic replay will be available from 12:00 p.m. ET on the day of the call through Tuesday, May 16, 2017.  To listen to the archived call, dial (412) 317-6671 and enter conference ID number 13659686.  The webcast replay will be available in the investor relations section of the Company’s website at www.sunhydraulics.com, where a transcript will also be posted once available.

About Sun
Sun Hydraulics Corporation is an industrial technology leader that develops and manufactures solutions for both the hydraulics and electronics markets.  In the hydraulics market, the Company is a leading manufacturer of high-performance screw-in hydraulic cartridge valves, electro-hydraulics, manifolds, and integrated package solutions for the worldwide industrial and mobile hydraulics markets.  In the electronics market, the Company is a global provider of innovative electronic control, display and instrumentation solutions for both recreational and off-highway vehicles, as well as stationary and power generation equipment.  For more information about Sun, please visit www.sunhydraulics.com.

FORWARD-LOOKING INFORMATION

This news release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.

Forward-looking statements involve risks and uncertainties, and actual results may differ materially from those expressed or implied by such statements. They include statements regarding the intent, belief or current expectations, estimates or projections of the Company, its Directors or its Officers about the Company and the industry in which it operates, and assumptions made by management, and include, among other items, (i) the Company's strategies regarding growth, including its intention to develop new products and make acquisitions; (ii) the Company's financing plans; (iii) trends affecting the Company's financial condition or results of operations; (iv) the Company's ability to continue to control costs and to meet its liquidity and other financing needs; (v) the declaration and payment of dividends; and (vi) the Company's ability to respond to changes in customer demand domestically and internationally, including as a result of standardization. Although the Company believes that its expectations are based on reasonable assumptions, it can give no assurance that the anticipated results will occur.

Important factors that could cause the actual results to differ materially from those in the forward-looking statements include, among other items, (i) the economic cyclicality of the capital goods industry in general and the impact on the Company’s hydraulics and electronics segments, directly affecting customer orders, lead times and sales volume; (ii) fluctuations in global business conditions, including the impact of economic recessions in the U.S. and other parts of the world, (iii) conditions in the capital markets, including the interest rate environment and the availability of capital; (iv) changes in the competitive marketplace that could affect the Company's revenue and/or costs, such as increased competition, lack of qualified engineering, marketing, management or other personnel, and increased labor and raw materials costs; (v) risks related to the integration of the businesses of the Company; (vi) changes in technology or customer requirements, such as standardization of the cavity into which screw-in cartridge valves must fit, which could render the Company's products or technologies noncompetitive or obsolete; (vii) new product introductions, product sales mix and the geographic mix of sales nationally and internationally; and (viii) changes relating to the Company's international sales, including changes in regulatory requirements or tariffs, trade or currency restrictions, fluctuations in exchange rates, and tax and collection issues. Further information relating to factors that could cause actual results to differ from those anticipated is included but not limited to information under the headings Item 1. "Business," Item 1A. "Risk Factors," and Item 7. "Management's Discussion and Analysis of Financial Conditions and Results of Operations" in the Company's Form 10-K for the year ended December 31, 2016. The Company disclaims any intention or obligation to update or revise forward-looking statements, whether as a result of new information, future events or otherwise.

For more information, contact:
Karen L. Howard / Deborah K. Pawlowski
Kei Advisors LLC
(716) 843-3942 / (716) 843-3908
khoward@keiadvisors.com / dpawlowski@keiadvisors.com

Financial Tables Follow.

SUN HYDRAULICS CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(Unaudited)

	Three Months Ended
	April 1,	April 2,
	2017	2016	% Change
Net sales	$81,353	$51,028	59%
Cost of sales	48,559	31,487	54%
Gross profit	32,794	19,541	68%
Gross margin	40.3%	38.3%

Selling, engineering and administrative	14,700	7,468	97%
Amortization of intangible assets	2,310	187	1,135%
Operating income	15,784	11,886	33%
Operating margin	19.4%	23.3%

Interest expense (income), net	625	(372)	NM
Foreign currency transaction gain, net	(46)	(114)	(60)%
Miscellaneous expense, net	66	176	(63)%
Income before income taxes	15,139	12,196	24%
Income tax provision	4,928	3,988	24%
Net income	$10,211	$8,208	24%

Per share data:
Basic:
Net income per common share	$0.38	$0.31	24%
Diluted:
Net income per common share	$0.38	$0.31	24%

Weighted average common shares outstanding:
Basic	26,946	26,804
Diluted	26,946	26,804

Dividends declared per share	$0.11	$0.13

NM = Not meaningful

SUN HYDRAULICS CORPORATION

CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share data)

	(Unaudited)
	April 1,	December 31,
	2017	2016
Assets
Current assets:
Cash and cash equivalents	$70,406	$74,221
Restricted cash	127	37
Accounts receivable, net of allowance for doubtful accounts
of $286 and $101	37,714	25,730
Inventories, net	31,915	30,000
Income taxes receivable	-	512
Short-term investments	4,704	6,825
Other current assets	4,979	3,943
Total current assets	149,845	141,268
Property, plant and equipment, net	78,750	80,515
Deferred income taxes	3,921	3,705
Goodwill	104,205	103,583
Other intangibles, net	110,244	112,565
Other assets	2,829	3,141
Total assets	$449,794	$444,777
Liabilities and shareholders’ equity
Current liabilities:
Accounts payable	$14,795	$10,166
Accrued expenses and other liabilities	8,921	7,456
Current portion of contingent consideration	10,765	10,765
Dividends payable	2,427	2,424
Income taxes payable	4,040	265
Total current liabilities	40,948	31,076
Revolving line of credit	124,000	140,000
Contingent consideration, less current portion	24,312	24,312
Deferred income taxes	9,581	9,501
Other noncurrent liabilities	3,640	3,491
Total liabilities	202,481	208,380
Commitments and contingencies	-	-
Shareholders’ equity:
Preferred stock, 2,000,000 shares authorized, par value $0.001,
no shares outstanding	-	-
Common stock, 50,000,000 shares authorized, par value $.0001,
27,037,015 and 26,936,021 shares outstanding	27	27
Capital in excess of par value	91,309	89,718
Retained earnings	169,730	162,485
Accumulated other comprehensive loss	(13,753)	(15,833)
Total shareholders’ equity	247,313	236,397
Total liabilities and shareholders’ equity	$449,794	$444,777

SUN HYDRAULICS CORPORATION

CONSOLIDATED STATEMENT OF CASH FLOWS

(in thousands)

(Unaudited)

	Three Months Ended
	April 1,	April 2,
	2017	2016
Cash flows from operating activities:
Net income	$10,211	$8,208
Adjustments to reconcile net income to
net cash provided by operating activities:
Depreciation and amortization	5,091	2,527
Loss on disposal of assets	139	10
Stock-based compensation expense	975	1,425
Amortization of debt issuance costs	70	-
Allowance for doubtful accounts	63	5
Provision for slow moving inventory	466	-
Benefit for deferred income taxes	(12)	(10)
Amortization of acquisition-related inventory step-up	1,774	-
(Increase) decrease in operating assets:
Accounts receivable	(11,766)	(5,954)
Inventories	(3,952)	320
Income taxes receivable	371	123
Other current assets	(1,183)	(1,112)
Other assets, net	197	86
Increase (decrease) in operating liabilities:
Accounts payable	4,566	1,439
Accrued expenses and other liabilities	1,508	2,032
Income taxes payable	3,765	1,652
Other noncurrent liabilities	150	(260)
Net cash provided by operating activities	12,433	10,491
Cash flows from investing activities:
Investment in licensed technology	-	(850)
Capital expenditures	(758)	(999)
Proceeds from dispositions of equipment	-	2
Purchases of short-term investments	-	(4,278)
Proceeds from sale of short-term investments	2,096	6,429
Net cash provided by investing activities	1,338	304
Cash flows from financing activities:
Repayment of borrowings on revolving line of credit	(16,000)	-
Proceeds from stock issued	205	213
Dividends to shareholders	(2,963)	(3,482)
Change in restricted cash	-	1
Net cash used in financing activities	(18,758)	(3,268)
Effect of exchange rate changes on cash and cash equivalents	1,172	442
Net (decrease) increase in cash and cash equivalents	(3,815)	7,969
Cash and cash equivalents, beginning of period	74,221	81,932
Cash and cash equivalents, end of period	$70,406	$89,901

SUN HYDRAULICS CORPORATION

SEGMENT DATA

(in thousands)

(Unaudited)

	Three Months Ended
	April 1,	April 2,
	2017	2016
Sales:
Hydraulics	$54,122	$50,183
Electronics	27,231	845
Consolidated	$81,353	$51,028

Gross profit and margin:
Hydraulics	$22,120	$19,263
	40.9%	38.4%
Electronics	12,449	278
	45.7%	32.9%
Corporate and other	(1,774)	-
Consolidated	$32,794	$19,541
	40.3%	38.3%

Operating income and margin:
Hydraulics	$13,772	$11,926
	25.4%	23.8%
Electronics	6,236	(40)
	22.9%	-4.8%
Corporate and other	(4,224)	-
Consolidated	$15,784	$11,886
	19.4%	23.3%

SUN HYDRAULICS CORPORATION

ADDITIONAL INFORMATION

(Unaudited)

2017 Sales by Geographic Region and Segment

(in millions)

	Q1	% of Total
Americas:
Hydraulics	$24.7
Electronics	22.6
Consol. Americas	47.3	58%
EMEA:
Hydraulics	17.1
Electronics	3.0
Consol. EMEA	20.1	25%
APAC:
Hydraulics	12.3
Electronics	1.7
Consol. APAC	14.0	17%
Total	$81.4

2016 Sales by Geographic Region and Segment

(in millions)

	Q1	% of Total	Q2	% of Total	Q3	% of Total	Q4	% of Total	2016	% of Total
Americas:
Hydraulics	$23.9		$22.5		$20.6		$21.1		$88.1
Electronics	0.8		0.9		0.8		4.2		6.7
Consol. Americas	24.7	48%	23.4	46%	21.4	47%	25.3	51%	94.8	48%
EMEA:
Hydraulics	15.7		15.8		14.0		12.8		58.2
Electronics	-		-		-		0.5		0.5
Consol. EMEA	15.7	31%	15.8	31%	14.0	31%	13.3	27%	58.7	30%
APAC:
Hydraulics	10.6		11.6		9.8		11.1		43.2
Electronics	-		-		-		0.2		0.2
Consol. APAC	10.6	21%	11.6	23%	9.8	22%	11.3	23%	43.4	22%
Total	$51.0		$50.8		$45.2		$49.9		$196.9

SUN HYDRAULICS CORPORATION

EBITDA RECONCILIATION

(in thousands)

(Unaudited)

	Three Months Ended
	April 1,	April 2,
	2017	2016
Net income	$10,211	$8,208
+ Net interest expense (income)	625	(372)
+ Income taxes	4,928	3,988
+ Depreciation and amortization	6,865	2,527
EBITDA	$22,629	$14,351
EBITDA margin	27.8%	28.1%

Non-GAAP Financial Measure:

EBITDA is defined as consolidated net income before net interest expense (income), income taxes, and depreciation and amortization.  EBITDA margin is EBITDA divided by sales.  EBITDA and EBITDA margin are not measures determined in accordance with generally accepted accounting principles in the United States, commonly known as GAAP.  Nevertheless, Sun believes that providing non-GAAP information such as EBITDA and EBITDA margin are important for investors and other readers of Sun's financial statements, as they are used as analytical indicators by Sun's management to better understand operating performance.  Because EBITDA and EBITDA margin are non-GAAP measures and are thus susceptible to varying calculations, EBITDA and EBITDA margin, as presented, may not be directly comparable to other similarly titled measures used by other companies.